SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): March 25, 2009

NATURAL RESOURCE PARTNERS L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-31465	35-2164875
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation or organization)	Number)	Identification No.)

601 Jefferson, Suite 3600	77002
Houston, Texas	(Zip code)
(Address of principal executive
offices)
Registrant’s telephone number, including area code: (713) 751-7507
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     Please see the disclosure below under Item 2.03, which disclosure is incorporated into this Item 1.01 relating to agreements entered into in connection with the issuance of $150 million of Series F Senior Notes and $50 million of Series G Senior Notes by NRP (Operating) LLC.
Item 2.03. Creation of a Direct Financial Obligation.
Issuance of Senior Notes
     On March 25, 2009, NRP (Operating) LLC, a wholly owned subsidiary of Natural Resource Partners L.P., entered into a Third Supplement to Note Purchase Agreements with various note purchasers. The Third Supplement relates to the issuance of $150 million of 8.38% Series F Senior Notes that mature on March 25, 2019 and the issuance of $50 million of 8.92% Series G Senior Notes that mature on March 25, 2024. Most of the proceeds from the issuance of the notes were used to eliminate all borrowings outstanding under NRP’s revolving credit facility, and the remainder will be used to fund the remaining balance of the Macoupin acquisition.
     Both tranches of the senior notes have semi-annual interest payments. Principal is payable on the $150 million notes in equal annual installments commencing March 2013 with a final maturity in March 2019. Principal is payable on the $50 million tranche in equal annual installments beginning March 2014 with a final maturity in March 2024. Both series of the senior notes are unsecured and are guaranteed by subsidiaries of NRP Operating.
     The Third Supplement to Note Purchase Agreements is attached to this Form 8-K as Exhibit 4.1. The press release announcing the issuance of the notes is attached to this Form 8-K as Exhibit 99.1.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
     (c) Exhibits

4.1	Third Supplement to Note Purchase Agreements, dated as of March 25, 2009 among NRP (Operating) LLC and the purchasers signatory thereto.

99.1	Natural Resource Partners L.P. press release dated as of March 26, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURAL RESOURCE PARTNERS L.P.
(Registrant)

By:	NRP (GP) LP
its General Partner

By:	GP Natural Resource Partners LLC
its General Partner

/s/ Wyatt L. Hogan Wyatt L. Hogan
Vice President and General Counsel
Dated: March 26, 2009

Exhibit Index

4.1	Third Supplement to Note Purchase Agreements, dated as of March 25, 2009 among NRP (Operating) LLC and the purchasers signatory thereto.

99.1	Natural Resource Partners L.P. press release dated as of March 26, 2009.